Exhibit 32.2

Certification Pursuant To
Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, in the capacities and on the date indicated below, hereby certifies that:

1. This quarterly report of Pinpoint Advance Corp. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Pinpoint Advance Corp.

Date: August 14, 2007	By:	/s/ Ronen Zadok
Ronen Zadok
Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pinpoint Advance Corp. and will be retained by Pinpoint Advance Corp. and furnished to the Securities and Exchange Commission or its staff upon request.